301 Winding Road Old Bethpage, NY 11804 212-750-0373 http://pwreit.com

March 18, 2014

New York

Power REIT Lists its Series A Preferred Stock on the NYSE MKT

and Closes on Approximately $2.5 Million of Initial Sales

On March 17, 2014, Power REIT received notification from NYSE MKT LLC that the exchange has approved for listing and trading Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per share (the “PW PRA”). The PW PRA will commence trading on the NYSE MKT today, March 18, 2014, under the ticker symbol PW PRA.

Power REIT is also announcing that it has closed on approximately $2.5 million of initial of sales of PW PRA to investors. Power REIT has been offering up to 175,000 shares of PW PRA on a continuous basis pursuant to a public offering prospectus supplement dated January 23, 2014 and an accompanying prospectus. The offer of PW PRA is continuing, and Power REIT will continue to accept subscriptions for shares of PW PRA, with the goal of selling the entire 175,000 shares. Information related to the offering is available on Power REIT’s website, http://pwreit.com, behind the buttons marked Investor Relations/Preferred Stock Offering.

We have filed a registration statement (including the prospectus supplement dated January 23, 2014 and the accompanying prospectus) with the U.S. Securities and Exchange Commission for the offering referred to above. Before you invest, you should read the prospectus supplement and prospectus, including the risk factors discussed in them and the information they incorporate by reference, and the other documents we have filed with the SEC, for more complete information about us and the offering. You can get any and all of these documents for free by visiting EDGAR on the SEC website, at www.sec.gov, by visiting our website at http://pwreit.com, or by emailing us at ir@pwreit.com. Alternatively, we will arrange to send you the documents you need if call us at 212-750-0373. Calls relating to the offering can be made collect.

About Power REIT:

Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on real estate related to renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities that qualify for REIT ownership within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects.

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Forward-Looking Statements:

This document may contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements by the use of words such as "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar words or expressions, or negatives of such words or expressions, although not all forward-looking statements can be identified in this way. All statements contained in this document regarding strategy, plans, future operations, projected financial condition or results of operations, prospects, the future of Power REIT's industries and markets, outcomes that might be obtained by pursuing management's plans and objectives, and similar subjects, are forward-looking statements. Over time, Power REIT's actual performance, results, financial condition and achievements may differ from the anticipated performance, results, financial condition and achievements that are expressed or implied by Power REIT's forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT's good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT's future performance, results, financial condition or achievements to differ materially from that which is expressed or implied in Power REIT’s forward-looking statements, see the sections entitled "Risk Factors" in Power REIT's prospectuses and prospectus supplements, registration statements and quarterly and annual reports, as filed by Power REIT from time to time with the U.S. Securities and Exchange Commission.

Contact:

Power REIT

301 Winding Road

Old Bethpage, NY 11804

212-750-0373

ir@pwreit.com

http://pwreit.com

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